UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2010

LANE CO #5, INC.
Exact name of registrant as specified in its charter)

Delaware	000-51674	20-3771307
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2425 Post Road, Suite 205
Southport, CT 06890-1267
(Address of principal executive offices)

(203) 255-0341
Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 23, 2009, Lane Co #5, Inc. (the “Company”) was notified of the resignation of its independent registered public accounting firm, Conner & Associates, PC, effective that date. The Company’s Board of Directors accepted the resignation of Conner & Associates, PC upon receipt of the notification and had commenced a search for a new independent public accounting firm as previously reported on Form 8-K filed on December 23, 2009.

Due to the fact that the Company is in the process of amending the Letter of Intent, extending its term as to its closing date with Volcano Source Acquisition USA, Inc. related to the non-binding potential reverse merger, on February 1, 2010, the Board of Directors asked Conner & Associates, PC to be renamed the Company’s certifying accountants until the closing of the reverse merger, should it take place.

Conner & Associates, PC has accepted the firm’s appointment as the Company’s certifying accountants commencing with the review of the interim financial information as of and for the three months ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANE CO #5, INC.

Date: February 2, 2010	By:	/s/ John D. Lane
John D. Lane
President and Sole Director
(Principal Executive Officer and Principal Financial Officer)